SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34805	27-2780868
(Commission File Number)	(I.R.S. Employer Identification No.)

600 North US Highway 45, Libertyville, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

(847) 523-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Dr. Sanjay K. Jha’s Employment Agreement

Effective March 15, 2011, Motorola Mobility Holdings, Inc. (the “Company”) and Dr. Sanjay Jha, Chairman and Chief Executive Officer of the Company, entered into a third amendment (the “Third Amendment”) to Dr. Jha’s employment agreement with Motorola, Inc., dated August 4, 2008, as amended on December 15, 2008 and February 11, 2010 and subsequently assumed by the Company in connection with the separation from Motorola, Inc. (the “Original Employment Agreement”). The following description is qualified in its entirety by reference to the Third Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Under the Original Employment Agreement, Dr. Jha was entitled to reimbursement of expenses (including tax gross-up payments) for relocation from California to Illinois. The Third Amendment eliminates the relocation expense reimbursement and establishes a monthly housing allowance in recognition of the Company’s facilities in multiple locations.

Additionally, under the Original Employment Agreement, Dr. Jha generally had a right to a gross-up payment (the “Gross-Up Payment”) in the event that it was determined that any payment made pursuant to the Original Employment Agreement would subject Dr. Jha to an excess parachute payment excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). The Third Amendment eliminates the Gross-Up Payment and establishes that any payment that Dr. Jha would receive that triggers application of Code Sections 280G and 4999 will be reduced so that no excise tax is incurred; provided, that no reduction of payment will occur if the net after-tax amount of payments would be greater despite incurring the excess parachute payment excise tax.

Waiver of Change in Control Gross-Up Payments by Daniel M. Moloney and Scott A. Crum

Effective March 10, 2011, Daniel M. Moloney, President of the Company, and Scott A. Crum, Senior Vice President, Chief People Officer of the Company, executed agreements waiving their rights to change in control gross-up payments (the “Waiver Agreements”). The following description is qualified in its entirety by reference to the Waiver Agreements for Mr. Moloney and Mr. Crum, filed as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

By virtue of their status as Legacy Plan Participants under the Company’s Change in Control Severance Plan, Mr. Moloney and Mr. Crum were generally entitled to a gross-up payment equal to any excise tax incurred as a result of receiving an “excess parachute payment”, as that term is defined in Section 280G of the Code. Pursuant to the Waiver Agreements, Mr. Moloney and Mr. Crum waive their right to any excise tax gross-up payment and agree that any payment that triggers application of Code Sections 280G and 4999 will be reduced so that no excise tax is incurred; provided, that no reduction of payment will occur if the net after-tax amount of payments would be greater despite incurring the excess parachute payment excise tax.

Item 9.01 Exhibits

Exhibit No.

10.1	Third Amendment, effective March 15, 2011, to the Employment Agreement dated August 4, 2008, as amended, by and between Motorola Mobility Holdings, Inc. and Dr. Sanjay K. Jha

10.2	Waiver Agreement entered into by and between the Company and Daniel M. Moloney, effective March 10, 2011

10.3	Waiver Agreement entered into by and between the Company and Scott A. Crum, effective March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.

Date: March 16, 2011	By:	/s/ Scott A. Crum
	Name:	Scott A. Crum
	Title:	Chief People Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, effective March 15, 2011, to the Employment Agreement dated August 4, 2008, as amended, by and between Motorola Mobility Holdings, Inc. and Dr. Sanjay K. Jha

10.2	Waiver Agreement entered into by and between the Company and Daniel M. Moloney, effective March 10, 2011

10.3	Waiver Agreement entered into by and between the Company and Scott A. Crum, effective March 10, 2011

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